Sprout Social Announces First Quarter 2022 Financial Results Above Guidance Range
ARR growth of 39% year-over-year
First quarter total revenue of $57.4 Million, up 41% year-over-year

CHICAGO, May 3, 2022 – Sprout Social, Inc. (“Sprout Social” or the “Company”) (Nasdaq: SPT), an industry-leading provider of cloud-based social media management software, today announced financial results for its first quarter ended March 31, 2022.
“2022 is off to a great start and we believe it's shaping up to be a transformative year for our company,” said Justyn Howard, Sprout Social’s CEO and co-founder. “We are executing well against our investment strategy, our product innovation is unlocking new ways for customers to realize the power of social, and our new partnerships have accelerated our path towards industry leadership. I’m incredibly proud of our team for continuing to raise the bar and deliver for our customers.”

First Quarter 2022 Financial Highlights

Revenue

•Revenue was $57.4 million, up 41% compared to the first quarter of 2021.
•ARR was $239.1 million, up 39% compared to the first quarter of 2021.

Operating Loss

•GAAP operating loss was ($9.6) million, compared to ($6.2) million in the first quarter of 2021.
•Non-GAAP operating loss was ($1.2) million, compared to a Non-GAAP operating loss of ($2.3) million in the first quarter of 2021.

Net Loss

•GAAP net loss was ($9.8) million, compared to ($6.4) million in the first quarter of 2021.
•Non-GAAP net loss was ($1.4) million, compared to a Non-GAAP net loss of ($2.5) million in the first quarter of 2021.
•GAAP net loss per share was ($0.18) based on 54.3 million weighted-average shares of common stock outstanding, compared to ($0.12) based on 53.4 million weighted-average shares of common stock outstanding in the first quarter of 2021.
•Non-GAAP net loss per share was ($0.03) based on 54.3 million weighted-average shares of common stock outstanding, compared to Non-GAAP net loss per share of ($0.05) based on 53.4 million weighted-average shares of common stock outstanding in the first quarter of 2021.

Cash

•Cash and equivalents and marketable securities totaled $180.8 million as of March 31, 2022, up from $176.9 million as of December 31, 2021.
•Net cash generated by operating activities was $5.4 million, compared to net cash generated by operating activities of $3.6 million in the first quarter of 2021.
•Free cash flow was $5.1 million, compared to $3.4 million in the first quarter of 2021.

See “Customer Metrics” and “Use of Non-GAAP Financial Measures” below for how Sprout Social defines ARR, Non-GAAP operating loss, Non-GAAP net loss, Non-GAAP net loss per share and free cash flow and the financial tables that accompany this release for reconciliations of these measures to their closest comparable GAAP measures.

Customer Metrics
•Grew number of customers to 32,800 as of March 31, 2022, up 17% compared to March 31, 2021.
•Grew number of customers contributing over $10,000 in ARR to 5,349 customers as of March 31, 2022, up 52% compared to March 31, 2021.
•Grew number of customers contributing over $50,000 in ARR to 692 customers as of March 31, 2022, up 97% compared to March 31, 2021.

Recent Customer Highlights
•During the first quarter, we had the opportunity to help new customers like IBM Watson Health, The US Department of Labor, Cruise LLC (General Motors), Pure Storage and Sendbird.
•We executed growth deals with great brands and organizations like Radisson Hospitality, Danaher, ServiceMaster, Palo Alto Networks, Extra Space Storage, Extreme Networks and Trek Bikes.

Recent Business Highlights

Sprout Social recently:
•Partnered with Salesforce to manage full social media presence.
•Announced $100,000 annual contribution to Howard University to stand up the Center for Digital Business.

Second Quarter and 2022 Financial Outlook
For the second quarter of 2022, the Company currently expects:
•Total revenue between $60.2 million and $60.3 million, or growth of 35% year-over-year.
•Non-GAAP operating loss between ($3.2) million and ($3.0) million.
•Non-GAAP net loss per share of approximately ($0.06) based on approximately 54.4 million weighted-average shares of common stock outstanding.
“We are pleased to deliver Rule of 50 results,” said Joe Del Preto, CFO. “Our go-to-market investments are paying off now, and our product investments are expanding our foundation for durable growth. Following another quarter of solid execution and with a strong pipeline, we are pleased to raise our 2022 guidance and expect to deliver faster growth with better efficiency than our prior forecast.”
For the full year 2022, the Company now expects:
•Total revenue between $252 to $253 million, or growth of 34% to 35% year-over-year.
•Non-GAAP operating loss between ($6.4) million and ($5.8) million.
•This implies roughly 100bps of year-over-year operating margin improvement.
•Non-GAAP net loss per share of between ($0.13) and ($0.12) based on approximately 55 million weighted-average shares of common stock outstanding.
The Company’s second quarter and 2022 financial outlook is based on a number of assumptions that are subject to change and many of which are outside the Company’s control, including the impact of the ongoing COVID-19 pandemic on our financial performance and customer demand. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The Company does not provide guidance for operating loss, the most directly comparable GAAP measure to non-GAAP operating loss, or net loss per share, the most directly comparable GAAP measure to non-GAAP net loss per share, and similarly cannot provide a reconciliation between its forecasted non-GAAP operating loss and non-GAAP net loss per share and these comparable GAAP measures without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.
Conference Call Information
The financial results and business highlights will be discussed on a conference call and webcast scheduled at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) today, May 3, 2022. Online registration for this event conference call can be found at https://conferencingportals.com/event/WCLZyewU. The live webcast of the conference call can be accessed from Sprout Social’s investor relations website at http://investors.sproutsocial.com.
Following completion of the events, a webcast replay will also be available at http://investors.sproutsocial.com for 12 months.
About Sprout Social
Sprout Social offers deep social media listening and analytics, social management, customer care, commerce and advocacy solutions to more than 32,000 brands and agencies worldwide. Sprout’s unified platform integrates the power of social throughout every aspect of a business and enables social leaders at every level to extract valuable data and insights that drive their business forward. Headquartered in Chicago, Sprout operates across major social media networks, including Twitter, Facebook, Instagram, Pinterest, YouTube and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “long-term model,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to the impact on our business and the businesses of our prospective and existing customers of the COVID-19 pandemic, our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q2 and 2022 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others: our rapid growth and limited history with key features of our platform makes it difficult to evaluate our prospects and future operating results; we may not be able to sustain our revenue and customer growth rate in the future; our business would be harmed by any significant interruptions, delays or outages in services from our platform, our API providers, or certain social media platforms; if we are unable to attract potential customers through unpaid channels, convert this traffic to free trials or convert free trials to paid subscriptions, our business and results of operations may be adversely affected; the effects and duration of the ongoing COVID-19 pandemic are unpredictable and may materially affect our customers and how we operate our business, and the duration and extent to which the pandemic continues to threaten our future results of operations; any cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks on which we rely could negatively affect our business; and changing regulations relating to privacy, information security and data protection could increase our costs, affect or limit how we collect and use personal information and harm our brand. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 23, 2022, as well as any other future quarterly and current reports that we file with the SEC. Moreover, you should interpret many of the risks identified in those reports as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprout Social at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Sprout Social assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Non-GAAP gross profit. We define non-GAAP gross profit as GAAP gross profit, excluding stock-based compensation expense. We believe non-GAAP gross profit provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Non-GAAP operating loss. We define non-GAAP operating loss as GAAP loss from operations, excluding stock-based compensation expense. We believe non-GAAP operating loss provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as it eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Non-GAAP net loss. We define non-GAAP net loss as GAAP net loss, excluding stock-based compensation expense. We believe non-GAAP net loss provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this non-GAAP financial measure eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Non-GAAP net loss per share. We define non-GAAP net loss per share as GAAP net loss per share attributable to common shareholders, basic and diluted, excluding stock-based compensation expense. We believe non-GAAP net loss per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this non-GAAP financial measure eliminates the effect of stock-based compensation, which is often unrelated to overall operating performance.

Free cash flow. We define free cash flow as net cash provided by operating activities less purchases of property and equipment. Free cash flow does not reflect our future contractual obligations or represent the total increase or decrease in our cash balance for a given period. We believe free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash used in our core operations that, after purchases of property and equipment, is not available for strategic initiatives.

Free cash flow margin. We define free cash flow margin as free cash flow as a percentage of revenue.

Customer Metrics

Annual recurring revenue (“ARR”). We define ARR as the annualized revenue run-rate of subscription agreements from all customers as of the last date of the specified period. We believe ARR is an indicator of the scale of our entire platform while mitigating fluctuations due to seasonality and contract term.

Number of customers. We define a customer as a unique account, multiple accounts containing a common non-personal email domain or multiple accounts governed by a single agreement. We believe that the number of customers using our platform is an indicator not only of our market penetration, but also of our potential for future growth as our customers often expand their adoption of our platform over time based on an increased awareness of the value of our platform and products.

Number of customers contributing more than $10,000 in ARR. We define number of customers contributing more than $10,000 in ARR as those on a paid subscription plan that had more than $10,000 in ARR as of a period end. We view the number of customers that contribute more than $10,000 in ARR as a measure of our ability to scale with our customers and attract larger organizations. We believe this represents potential for future growth, including expanding within our current customer base.

Number of customers contributing more than $50,000 in ARR. We define number of customers contributing more than $50,000 in ARR as those on a paid subscription plan that had more than $50,000 in ARR as of a period end. We view the number of customers that contribute more than $50,000 in ARR as a measure of our ability to scale with our largest customers and attract more sophisticated organizations. We believe this represents potential for future growth, including expanding within our current customer base. Over time, our largest customers have constituted a greater share of our revenue.

Availability of Information on Sprout Social’s Website and Social Media Profiles
Investors and others should note that Sprout Social routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Sprout Social Investors website. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Sprout Social Investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Sprout Social to review the information that it shares at the Investors link located at the bottom of the page on www.sproutsocial.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Sprout Social when enrolling an email address by visiting "Email Alerts" in the "Shareholder Services" section of Sprout Social's Investor website at https://investors.sproutsocial.com/.

Social Media Profiles:
www.twitter.com/SproutSocial
www.twitter.com/SproutSocialIR
www.facebook.com/SproutSocialInc
www.linkedin.com/company/sprout-social-inc-/
www.instagram.com/sproutsocial

Contact

Media:
Kaitlyn Gronek
Email: pr@sproutsocial.com
Phone: (773) 904-9674

Investors:
Jason Rechel
Twitter: @SproutSocialIR
Email: jason.rechel@sproutsocial.com
Phone: (312) 528-9166

Sprout Social, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenue
Subscription	$ 56,780	$ 40,355
Professional services and other	649	463
Total revenue	57,429	40,818
Cost of revenue(1)
Subscription	13,757	9,705
Professional services and other	234	292
Total cost of revenue	13,991	9,997
Gross profit	43,438	30,821
Operating expenses
Research and development(1)	13,065	8,272
Sales and marketing(1)	25,612	18,153
General and administrative(1)	14,370	10,615
Total operating expenses	53,047	37,040
Loss from operations	(9,609)	(6,219)
Interest expense	(71)	(72)
Interest income	123	52
Other expense, net	(108)	(119)
Loss before income taxes	(9,665)	(6,358)
Income tax expense	90	9
Net loss	$ (9,755)	$ (6,367)
Net loss per share attributable to common shareholders, basic and diluted	$ (0.18)	$ (0.12)
Weighted-average shares outstanding used to compute net loss per share, basic and diluted	54,277,676	53,432,658

(1) Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2022	2021
Cost of revenue	$ 448	$ 184
Research and development	1,725	717
Sales and marketing	4,218	1,752
General and administrative	2,001	1,256
Total stock-based compensation expense	$ 8,392	$ 3,909

Sprout Social, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands, except share and per share data)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$ 81,662	$ 107,114
Marketable securities	97,655	69,821
Accounts receivable, net of allowances of $1,248 and $1,298 at March 31, 2022 and December 31, 2021, respectively	23,080	25,483
Deferred Commissions	15,262	13,915
Prepaid expenses and other assets	9,114	6,199
Total current assets	226,773	222,532
Marketable securities, noncurrent	1,456	-
Property and equipment, net	12,472	12,854
Deferred commissions, net of current portion	15,352	14,402
Operating lease, right-of-use asset	9,279	9,459
Goodwill	2,299	2,299
Intangible assets, net	2,785	3,045
Other assets, net	71	126
Total assets	$ 270,487	$ 264,717
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$ 4,772	$ 2,888
Deferred revenue	76,536	69,220
Operating lease liability	2,754	2,693
Accrued wages and payroll related benefits	11,776	12,556
Accrued expenses and other	11,509	11,072
Total current liabilities	107,347	98,429
Deferred revenue, net of current portion	153	132
Operating lease liability, net of current portion	20,233	20,946
Total liabilities	127,733	119,507

Stockholders' equity

Class A common stock, par value $0.0001 per share; 1,000,000,000 shares authorized; 49,167,066 and 46,333,745 shares issued and outstanding, respectively, at March 31, 2022; 48,663,781 and 45,844,325 shares issued and outstanding, respectively, at December 31, 2021	4	4
Class B common stock, par value $0.0001 per share; 25,000,000 shares authorized; 8,280,390 and 8,073,446 shares issued and outstanding, respectively, at March 31, 2022; 8,516,390 and 8,309,446 shares issued and outstanding, respectively, at December 31, 2021	1	1
Additional paid-in capital	360,172	351,774
Treasury stock, at cost	(31,763)	(30,824)
Accumulated other comprehensive loss	(160)	-
Accumulated deficit	(185,500)	(175,745)
Total stockholders’ equity	142,754	145,210
Total liabilities and stockholders’ equity	$ 270,487	$ 264,717

Sprout Social, Inc.
Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$ (9,755)	$ (6,367)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation of property and equipment	696	737
Amortization of line of credit issuance costs	30	43
Amortization of premium on marketable securities	133	177
Amortization of acquired intangible assets	261	261
Amortization of deferred commissions	4,020	2,583
Amortization of right-of-use operating lease asset	179	190
Stock-based compensation expense	8,392	3,909
Provision for accounts receivable allowances	91	144
Changes in operating assets and liabilities
Accounts receivable	2,312	1,106
Prepaid expenses and other current assets	(2,868)	2,152
Deferred commissions	(6,317)	(4,529)
Accounts payable and accrued expenses	1,541	(3,738)
Deferred revenue	7,338	7,245
Lease liabilities	(651)	(293)
Net cash provided by operating activities	5,402	3,620
Cash flows from investing activities
Purchases of property and equipment	(313)	(173)
Purchases of marketable securities	(66,085)	(25,903)
Proceeds from maturity of marketable securities	33,500	9,600
Proceeds from sale of marketable securities	3,000	-
Net cash used in investing activities	(29,898)	(16,476)
Cash flows from financing activities
Payments for line of credit issuance costs	(23)	(124)
Proceeds from exercise of stock options	6	23
Proceeds from disgorgement of stockholders short-swing profits	-	1,664
Employee taxes paid related to the net share settlement of stock-based award	(939)	(919)
Net cash used in financing activities	(956)	644
Net decrease in cash and cash equivalents	(25,452)	(12,212)
Cash and cash equivalents
Beginning of period	107,114	114,515
End of period	$ 81,662	$ 102,303

The following schedule reflects our non-GAAP financial measures and reconciles our non-GAAP financial measures to the related GAAP financial measures (in thousands, except per share data):

Summary of Non-GAAP Financial Measures

	Three Months Ended March 31,
	2022	2021

Non-GAAP gross profit	$ 43,886	$ 31,005
Non-GAAP operating loss	(1,217)	(2,310)
Non-GAAP net loss	(1,363)	(2,458)
Non-GAAP net loss per share	(0.03)	(0.05)
Free cash flow	$ 5,089	$ 3,447

Reconciliation of Non-GAAP Financial Measures
	Three Months Ended March 31,
	2022	2021
Reconciliation of Non-GAAP gross profit
Gross profit	$ 43,438	$ 30,821
Stock-based compensation expense	448	184
Non-GAAP gross profit	$ 43,886	$ 31,005
Reconciliation of Non-GAAP operating loss
Loss from operations	$ (9,609)	$ (6,219)
Stock-based compensation expense	8,392	3,909
Non-GAAP operating loss	$ (1,217)	$ (2,310)

Reconciliation of Non-GAAP net loss
Net loss	$ (9,755)	$ (6,367)
Stock-based compensation expense	8,392	3,909
Non-GAAP net loss	$ (1,363)	$ (2,458)

Reconciliation of Non-GAAP net loss per share
Net loss per share attributable to common shareholders, basic and diluted	$ (0.18)	$ (0.12)
Stock-based compensation expense	0.15	0.07
Non-GAAP net loss per share	$ (0.03)	$ (0.05)

Reconciliation of free cash flow
Net cash provided by operating activities	$ 5,402	$ 3,620
Purchases of property and equipment	(313)	(173)
Free cash flow	$ 5,089	$ 3,447